Exhibit 10.4

This              day of             2024

Between

ONG CARE SCAN SDN. BHD. (692430-W)

[Landlord]

And

DAMI STRATEGIES SDN. BHD. [202201010119 (1455816-T)]

[Tenant]

TENANCY AGREEMENT

Ong Care Scan Sdn Bhd

4th Floor, Wisma Life Care,

No.5, Jalan Kerinchi,

Bangsar South,

59200 Kuala Lumpur.

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TENANCY AGREEMENT

THIS TENANCY AGREEMENT made this

BETWEEN ONG CARE SCAN SDN BHD (Company No.: 692430-W) having its registered address at 4th Floor, Wisma Life Care, No.5, Jalan Kerinchi, 59200 Bangsar South, Kuala Lumpur (hereinafter referred to as “the Landlord”) which expression shall where the context so admits include its personal representative, successor in title and assign of the one part.

AND DAMI STRATEGIES SDN BHD [Company No.: 202201010119 (1455816-T)] having its registered address at No.21-3, Jalan SP 2/2, Taman Serdang Perdana, 43300 Seri Kembangan, Selangor (hereinafter referred to as “the Tenant”) which expression shall where the context so admits include its personal representatives successor in title and assigns) of the other part.

WHEREAS the landlord agrees to let to the Tenant and the Tenant agrees to accept a tenancy of lot known as 2-10, Level 2, Wisma Life Care, No. 5, Jalan Kerinchi, 59200 Bangsar South, Kuala Lumpur (for an area size of 1,000 square feet) (hereinafter referred to as “the premises”).

AND WHEREAS the Landlord is desirous of letting to the Tenant and the Tenant is desirous of renting the premises for a term of Two (2) years and an option to renew for another One (1) year upon expiry of the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:-

1.	AGREEMENT

In consideration of a monthly rent of RM 6,500.00 (Ringgit Malaysia Six Thousand Four and Five Hundred only) (hereinafter referred to as ‘The rent’ payable by the Tenant to the Landlord in the manner hereinafter appearing and in consideration of the terms and conditions herein contained, the Landlord hereby let unto the Tenant the premises for a period of Two (2) years commencing on the day and year set out on 1st December 2024 and expiring on the day and year set out on 30th November 2026 (hereinafter referred to as “the term”). There is an option to renew for another One (1) year upon expiry of the said term at the prevailing market rate to be agreed by both parties.

Date	Unit Monthly Rental Rate
1st December 2024 - 30th November 2026	RM 6,500.00

2.	PAYMENT OF DEPOSIT

Upon the signing of this Agreement, the Tenant shall pay to the Landlord the sum of RM 19,500.00 (Ringgit Malaysia Nineteen Thousand and Five Hundred only) (which equivalent to three (3) months rental) to be held by the Landlord as security against the breach of any condition of this Tenancy and said deposit shall be refunded to the Tenant upon expiration of this Tenancy without interest less any lawful deductions (as defined in Clause 5.4 hereof) by the Landlord against the Tenant. The said deposit shall not be used by the Tenant to offset any rent payable by the Tenant.

The Tenant shall pay one (1) month rental of RM 6,500.00 (Ringgit Malaysia Six Thousand Four and Five Hundred only) for utilities deposit to the Landlord. The said deposit shall be refunded without interest on the expiry of the Tenancy. The Tenant shall be responsible for arranging with the relevant authorities for the supply of additional electricity, water and telephone services to the premises and for the payment of any deposit to the said authorities (if required).

3.	COVENANTS BY THE TENANT

The Tenant hereby agrees and covenants with the Landlord as follows:-

3.1	PAYMENT OF THE RENT

The Tenant shall pay to the Landlord the rent reserved herein in the sum of RM 6,500.00 (Ringgit Malaysia Six Thousand Four and Five Hundred only) regularly in advance on or before the 7th of each month.

3.2	PAYMENT FOR UTILITIES

The tenant shall be responsible for punctually pay all charges in respect of electricity, water and telephone services used in the premises to the relevant authorities. The Tenant shall pay the Landlord a utility reserves herein in the sum of RM 6,500.00 (Ringgit Malaysia Six Thousand Four and Five Hundred only) as a utilities deposit.

3.3	TO PERMIT INSPECTION AND REPAIRS

To permit the Landlord its agents or workmen at all reasonable times to enter upon and view the condition of the premises and to do structural or external repairs to the premises or any part thereof.

3.4	PROHIBITION AGAINST USE FOR ILLEGAL PURPOSE

Not to use the premises for any illegal, unlawful or immoral purposes.

3.5	PROHIBITION OF USE AMOUNTING TO POLLUTION

Not to use the premises or any part thereof for carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the premises or which causes an undesirable amount of noise or which in the opinion of the Landlord is undesirable or unsuitable.

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3.6	PROHIBITION AGAINST NUISANCE

Not to do or permit to be done upon the premises or any part thereof anything which may become a nuisance or annoyance to, or in any way interfere with the quiet occupation and comfort of the other occupiers of the adjoining premises or of other property in the neighborhood.

3.7	PROHIBITION AGAINST KEEPING EXPLOSIVE OR OBNOXIOUS SUBSTANCE

Not to keep or permit to be kept on the premises or any part thereof any materials the keeping of which may contravene any local Ordinance statute regulation or by law or in respect of which an increased rate of insurance is usually required and in particular not to store arms, ammunition or unlawful goods, gunpowder, salt-petre, kerosene or any explosive, combustible or obnoxious substance.

3.8	TO PERMIT VIEWING PRIOR TO DETERMINATION OF TENANCY

At any time during the last three (3) calendar months immediately preceding the determination of the term hereby created permit intending tenants and others with written authority from the Landlord, its agents or representatives at all reasonable times of the day to enter and view the premises.

3.9	TO COMPLY WITH ALL LAWS

Generally to observe and comply with all relevant laws, by-laws, rules and regulations which are now in force or which may hereafter be enacted and to indemnity the Landlord for any claim or breach of the same.

3.10	USAGE OF THE PREMISES

The Tenant hereby agrees to utilize the premises for only lawful purposes and activities permitted in accordance with the by-laws regulations imposed by the appropriate authorities.

3.11	TO KEEP THE PREMISES IN GOOD TENANTABLE CONDITION

To keep at all times the interior and exterior of the premises including all doors, windows and all fixtures and fittings in good clean tenantable repair and condition.

3.12	ALTERATION OF THE PREMISES

(i)	Not to pull down or alter the construction or arrangement of the rooms fixtures and fittings upon the premises nor alter any of the ceiling walls or floors nor obstruct any of the existing windows or doors without the previous consent of the Landlord in writing PROVIDED THAT all costs of alterations and additions to and on the premises desired by the Tenant and consented to by the Landlord shall be borne and paid solely by the Tenant who shall not remove or damage the said alteration or additions upon the expiry or sooner determination of this Agreement nor shall the Tenant have any claim for compensation for the same. Provided that the Tenant shall at her own expenses first obtain approval from the town council and any other authorities before the commencement of any renovations and the Tenant shall extend copies of plans on the renovations to the Landlord.

(ii)	Notwithstanding the above, the Tenant shall restore the premises to its original conditions at her own expense on returning vacant possession of the premises upon demand by the Landlord.

3.13	TO YIELD UP THE PREMISES

To peacefully yield up vacant possession of the premises together with the Landlord’s fixtures and fitting at the expiry of this Agreement in good, clean and tenant repair and condition (reasonable wear and tear excepted) and to deliver all the keys of the premises to the Landlord.

4.	COVENANTS BY THE LANDLORD WITH THE TENANT

The Landlord hereby covenants with the Tenant as follows: -

4.1	QUIET ENJOYMENT WITHOUT INTERRUPTIONS

That the Tenant paying the rent hereby reserved and observing and performing the covenants and stipulations on the Tenant’s part herein before contained, the Landlord shall permit the Tenant to quietly enjoy the premises during the term of the Tenancy hereby created without any interruption by the Landlord or any person claiming title under or in trust for the Landlord.

4.2	RESPONSIBLE FOR PAYMENT OF QUIT RENT, ASSESSMENT AND ETC

That during the Tenancy hereby created the Landlord shall bear, pay and discharge all quit rent, assessment, service charges or etc. imposed on and payable in respect of the premises.

5.	PROVIDED ALWAYS AND IT IS HEREBY AGREED BETWEEN THE PARTIES HERETO as follows:-

5.1	If the rent hereby reserved or any part thereof or any payment payable to the Landlord as stated in this Agreement shall be in arrears and be unpaid for 30 days after becoming payable (whether formally demanded or not) or if the Tenant shall commit a breach of any the covenants contained herein, it shall be lawful for the Landlord at any time thereafter to re-enter upon the premises or any part thereof and thereupon this Agreement shall be deemed absolutely determined provided that such determination shall be without prejudice of any antecedent breach of covenants hereunder. The Landlord shall be entitled to forfeit the deposit paid under Clause 2 above.

5.2

CONDITION OF THE PREMISES

The parties hereto have jointly inspected the premises and have examined the existing state and conditions thereof. The Tenant shall take over the premises at the said existing state and conditions thereof.

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5.3	DAMAGE AND LOSS TO THE TENANT’S PROPERTY

The Tenant shall insure and take all necessary steps and measures against loss and damage to the Tenant’s properties kept whether within the premises or otherwise. In the event of such or damage due to any cause or reason howsoever arising or caused, the Tenant shall have no claim against the Landlord for compensation or for loss and damages suffered thereby.

5.4	LAWFUL DEDUCTIONS

Upon expiry of the term, the Landlord shall refund forthwith to the Tenant upon written request by the Tenant the said deposit reserved under clause 2 hereof SUBJECT TO AND LESS all lawful deductions against the Tenant by the Landlord which lawful deductions shall include the cost and expenses incurred or to be incurred by the Landlord by reason of any breach or non-compliance of the covenants or agreements by the Tenant under this Agreement, the water, electricity and telephone bills and the rent due and owing by the Tenant to the Landlord provided always that the Tenant shall not be entitled to treat the said deposit as payment in advance of the rent reserved herein.

5.5	OPTION TO RENEW

The Landlord hereby grant an option to the Tenant to renew this Agreement for a further term upon the expiry of the term thereof upon the same terms and conditions provided under this Agreement save and except this Clause which shall be omitted and subject to review of the rent provided that: -

(a)	The Tenant shall exercise the option hereby granted within three (3) months prior to the expiry of the term giving a written notice to the Landlord.

(b)	The rent shall not be in arrears and the Tenant is not in breach of any covenants contained herein.

5.6	PROHIBITION OF ASSIGNMENT AND SUB-LETTING

The Tenant is prohibited from sub-letting the premises or any part of thereof or from assigning this Tenancy Agreement to any third party without first having obtained the consent of the Landlord in writing.

5.7	INDULGENCE BY LANDLORD

Any indulgence given by the Landlord shall not constitute a waiver of or prejudice the Landlord’s rights herein. The Landlord shall inform tenant before the Landlord decides to rent other lots with the same Medical Specialties at Wisma Life Care.

5.8	TIME OF ESSENCE

Time whenever mentioned in this Agreement shall be of essence of this Agreement.

5.9	NOTICE

Any notice requiring to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if forwarded to its by prepaid registered post to its last known address and shall be sufficiently served on the Landlord if forwarded by prepaid registered post to the Landlord at its latest address and deemed sufficiently served when posted. Any notice sent by registered post shall be deemed to have been served within seven (7) days of the time of posting of the notice.

5.10	SUSPENSION OF THE RENT AND TERMINATION OF TENANCY

(i)	The Landlord shall insure and keep insured at all times during the term hereof the premises against loss or damage by fire and to make all payments necessary for that purpose PROVIDED ALWAYS that the provisions of this covenant shall not be deemed to bind the Landlord to insure against consequential loss or against damage to or destruction of any furniture, fittings, fixtures, stock in trade or other goods, chattels, or effects of the Tenant situate in or upon the premises or the said building (such insurance shall be effected solely by the Tenant).

(ii)	In case the premises or any part thereof shall at any time during the term of the Tenancy be destroyed or damaged by fire, lightning, riots, civil commotion, tempest or other unforeseen cause not attributable to the fault/negligence of the Tenant his servants, contractors or invitees so as to render or cause the premises or any part thereof unfit for occupation and use, then the Landlord shall not be bound or compelled to rebuild or reinstate the same unless the Landlord in its discretion, thinks fit. In the event of the Landlord deciding to rebuild and to reinstate the premises then the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the premises shall have been again rendered fit for occupation and use. In the event of the Landlord deciding not to rebuild and reinstate the premises then the rent hereby reserved shall cease and determine from the occurrence of such destruction or damage and the Landlord shall refund all unused rental and the deposit to the Tenant subject to Clause 5.4 without prejudice to the right of action of the Landlord in respect of any breach of this Agreement committed by the Tenant prior to the occurrence of such destruction or damage and the Tenant will peacefully and quietly leave, surrender and yield up to the Landlord possession of so much of the premises.

(iii)	In the event that the Tenant desires to terminate this Tenancy Agreement at any time before the expiration of the term hereby created, the Security Deposits as stated in Section No.7 of the Schedule A hereto shall be forfeited by the Landlord.

(iv)	The notice to vacate must be in writing, in the form required by the Tenancies Act, and must include the following information: –

(a)	The address of the premises;
(b)	The ground(s) on which the notice is issued, together with sufficient particulars to identify the circumstances giving rise to the ground(s);
(c)	That the lessor requires the tenant to vacate the premises by the expiry of the required notice period and that the tenancy ends on the day that the tenant vacates the premises.

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(v)	On receiving a notice of intention to vacate, the lessor may: –

(a)	Accept the notice and accept that the tenancy ends on the date nominated in the notice; or
(b)	Apply to the tribunal for confirmation of the tenancy agreement, an order for Compensation (break fee) or both.

(vi)	Without prejudice to the rights, powers, and remedies of the Landlord as otherwise provided in this Agreement, the Tenant shall pay to the Landlord late payment charges by way of interest calculated from day to day at the rate of two per centum (2%) per month on all money due but unpaid for seven (7) days by the Tenant to the Landlord under this Agreement; such interest to be computed from the expiry if the seven (7) days period allowed for the payment of such money until the date of payment in full and to be recoverable in like manner as rental in arrears. The Tenant shall be responsible for all legal fees incurred by the Landlord to enforce this clause.

5.11	DAMAGE SUSTAINED BY TENANT OR SUCH OTHER PERSON

The Landlord shall not be under liability whatsoever to the Tenant its servants agents contractors invitees or any other person in respect of any personal injuries suffered by them or any damage or loss caused to their goods/properties due to the default, negligence and/or omission of the Tenant its servants agents or invitees. The Tenant shall fully indemnity the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person(s) or their goods/properties due to the Tenant’s default, negligence and/or omission on the Tenant’s part.

5.12	GOVERNMENT, GOODS, SERVICES AND OTHER TAX (GST) IMPOSED

Tax on or in respect of any sums payable to the Government in respect of this Agreement for the monthly rental, the same shall be borne by the Tenant and in addition to the monthly rental payable to the Landlord by the Tenant hereunder, the Tenant shall pay to the Landlord on demand a sum equivalent to the amount of such goods and services tax or other taxes, levies or charges imposed on the monthly rental on or before the 7th days of each month after being informed in writing that GST is payable on the monthly rental.

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IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO SET THEIR HANDS THE DAY AND YEAR FIRST ABOVE WRITTEN.

SIGNED and DELIVERED by the	)
)
said LANDLORD ONG CARE SCAN SDN BHD (Company No. 692430-W)	) ) )
)
)
)
in the presence of:	)
) ) ) )
Witness,		Authorize Signatory
Name:		ONG CARE SCAN SDN. BHD.
NRIC: 800305-05-5844		(Co. No.: 692430-W)
4th Floor, Wisma Life Care, No. 5, Jalan Kerinchi,
Bangsar South, 69200 Kuala Lumpur
Tel: (603)-2241 3622 Fax: (603)-2241 3622

SIGNED and DELIVERED by the	)
)
said TENANT	)
DAMI STRATEGIES SDN BHD	)
[Company No.: 202201010119 (l455816-T)]	)
)
)
in the presence of:	)
) ) ) )
Witness,		Authorized Signatory
Name:
NRIC:

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Schedule A

Section No.	Items	Particulars

1.	Date of Agreement

2.	Description of the Landlord	ONG CARE SCAN SDN BHD (COMPANY NO.: 692430-W)

3.	Description of the Tenant	DAMI STRATEGIES SDN BHD [Company No.: 202201010119 (1455816-T)]

4.	Demised Premises	Unit No.: 2-10 Floor: Level 2 Address: 2-10, Level 2, Wisma Life Care, No. 5, Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur.

5.	Lettable Floor Area	Total 1,000 square feet

6.	Term	TWO (2) YEARS

	Tenancy Commencement	lst of December 2024

	Tenancy Expiry Date	30th of November 2026

7.	Security Deposits	RM 19,500.00 (Ringgit Malaysia Nineteen Thousand and Five Hundred only) (which equivalent to three (3) months rental)

8.	Utilities Deposits	RM 6,500.00 (Ringgit Malaysia Six Thousand and Five Hundred only) (which equivalent to one (1) month rental)

9.	Monthly Rental	RM 6,500.00 (Ringgit Malaysia Six Thousand and Five Hundred only)

	Due on	Due and payable on the 7th Day of each month

10.	Minimum Rent	RM 6.50 only per square feet per month being the aggregate of the Base Rent, Service Charge payable monthly in advance and not later than the seventh (7) day of each and every month during the entire Term of Tenancy without demand, deduction or withholding, right of counter-claim or set-off.

11.	Fit-Out and Restoration Deposit (Refundable)	N/A

12.	Fit-Out Period	lst December 2024 – 31st December 2024

13.	Handover Date	1st of December 2024

14.	Business Commencement Date	1st of January 2025

15.	Rent Commencement Date	1st of January 2025

16.	Option to Renew	Another Term of One (1) year

17.	Revised Rate of Rent	At the then prevailing market rate.

18.	Signage	Tenant will be granted signage opportunities. All cost of installation and maintenance of signage to be borne by tenant.

Tenant is required to submit their design to the management for further approval.

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